Exhibit 1K-6G

Development Agreement #4 Between EB PREC and the Law Center This Agreement will replace and include any unpaid amounts from Development Agreements #2 and #3 between the Law Center and East Bay Permanent Real Estate Coopera_ve (EB PREC). Sustainable Economies Law Center agrees to pay EB PREC $894,500.00 by May 6, 2022. The Law Center also agrees to receive and hold addi_onal funds as a fiscal sponsor for EB PREC, which EB PREC may periodically invoice the Law Center for if and when such funds are reasonably necessary for the con_nua_on of the below-described work. At the _me of this Agreement, the Law Center is holding an addi_onal $3,307,246.84 for the purposes of developing EB PREC. EB PREC agrees to use all funds received to do the following work, which advances the charitable and educa_onal purposes of the Law Center: ● Pilot and share learnings about the innova_ve 7th Street coopera_ve economic development project. This may include: acquisi_on, predevelopment, development, and managing proper_es along the 7th St. corridor, like Esther’s Orbit Room, and associated organiza_ons and businesses (like Orbit Proper_es LLC); regran_ng to incubate partner organiza_ons who align with our charitable purposes and are part of our cultural and economic programing along the corridor; hos_ng and facilita_ng community events and engagement along the corridor; partnering and collabora_ng with other businesses along the corridor like Mandela Grocery Coopera_ve and the Black Music Incubator Project, both informally, and/or through forming a merchants’ associa_on; developing our own studies and project proposals for vacant or underu_lized space along the corridor; and other related ini_a_ves, all through the lens of revitalizing the local and Black economic and cultural vitality along what was once a thriving Black cultural and business district. ● Educa_onal work: EB PREC integrates public educa_on throughout its work, from live-streaming project updates and details, to hos_ng workshops and webinars about property management, financial analysis, and more. EB PREC is hiring a Co-ownership and Educa_on Facilitator to develop and co-lead our educa_onal ac_vi_es, and also plans to do the ini_al planning and outlining of curriculum for a possible “Free School” that may be a vehicle for some of its educa_onal ac_vi_es. ● Community Organizing and Field Building: EB PREC mobilizes community and resources in many ways. On the ground, EB PREC organizes BIPOC residents in low income communi_es to join the coopera_ve as Members, to analyze and make offers on proper_es, to build out their visions and values, and to form Owner Groups within the coopera_ve and bring proposals to the community. EB PREC also educates and mobilizes philanthropists, non-profits, and founda_ons in support of EB PREC’s mission by engaging in 1-1 conversa_ons, webinars, conferences, and otherwise. EB PREC engages deeply with other organiza_ons through coali_ons organized to pursue charitable purposes for the community, like the Oakland TOPA coali_on, People’s Land and Housing Alliance, California Social Housing Coali_on, New Economy Coali_on, and Regional Tenant Organizing Network. ● CommUnity Grants Program: As Mutual Aid networks develop in our communi_es under Covid, we imagine EB PREC’s community of owners could strengthen the work through a structured community grants program, where community members could propose community-serving projects (like community garden-builds, trash pick-ups, barn-raising etc), and Community Owners could vote through a par_cipatory budge_ng process to distribute funds. Community Owners and other community members would par_cipate in these funded projects. This will strengthen our community through the projects, while building rela_onships, collec_ve decision-making, & collabora_on skills. ● General Opera_ons: Many of the grants are for unrestricted general opera_ng support for EB PREC. EB PREC staff _me and overhead in the pursuit of our shared charitable purposes are acceptable uses of these funds. ● Other projects: As EB PREC develops projects and engages its membership, other projects may emerge that con_nue to advance the charitable and educa_onal purposes of the Law Center, and the mission of EB PREC, like new acquisi_ons and construc_on to create and preserve affordability, advocacy to assist communi_es in building their own sustainable sources of food, water, housing, energy, jobs, and other aspects of thriving communi_es. EB PREC is pilo_ng its Owner Group process, and will be responsive to the proposals and ini_a_ves brought by its members. EB PREC and the Law Center will meet at least quarterly and reassess what goals and projects will best advance this work. Making direct expenditures to support this work: Rather than pay all funds to EB PREC, EB PREC and the Law Center may together decide that the Law Center should make direct expenditures in furtherance of the work, rather than pay EB PREC all funds. This might include paying the salary and benefits of Law Center employee Noni Session who works to support EB PREC’s development, under the fiscal sponsee, Collec_ve Ac_on and Land Libera_on Ins_tute. Changing the use of funds: As a 501(c)(3) bound to serving charitable purposes, the Law Center retains the discre_on to change the use of funds to ensure they are used for charitable purposes. If the Law Center an_cipates changing the use of funds, it will give EB PREC as much no_ce as reasonably possible, and both par_es will par_cipate in up to 2 conversa_ons or media_ons if requested by the other party, with the goal of finding a resolu_on that adheres as closely as possibly to the original plan described above. The Law Center recognizes that a unilateral decision to change the use of funds could harm the community and undermine EB PREC’s good work, given the substan_al effort and planning that has gone into the above work, so far. Thus, any decision to change the use of funds can only be made by the Law Center aer no_ce and a_empts to problem-solve, and aer determining that there is no less disrup_ve way to mi_gate poten_al harms to the Law Center and its other fiscal sponsees from legal and financial liability arising from threats to the charitable purpose. Sharing Progress Updates: The Law Center is obligated to monitor EB PREC ac_vi_es enough to ensure the funds go toward work advancing charitable purposes. EB PREC will share periodic oral updates with the Law Center in regular mee_ngs. EB PREC also agrees to either make public on its website details about its progress toward the above, or provide the Law Center with a report detailing such progress upon request. On the website or in the report, EB PREC will share its lessons learned, challenges, and successes, as such informa_on will aid other communi_es in replica_ng the model. Grant reports and tracking: EB PREC shall track all repor_ng deadlines and grant purpose and _me restric_ons, and dra all reports required by funders who are suppor_ng this work, including: Chan Zuckerberg, Impact Assets, Surdna, Kresge, Hirsch, Hellman, Black Freedom Fund, Kresge Founda_on, Hewle_ Founda_on, and San Francisco Founda_on. Tracking of funding for maximum transparency and coordina_on going forward: As the Law Center con_nues to receive funding for EB PREC, the Law Center will separately track income in a spreadsheet accessible to EB PREC. The Law Center will account for such income in its bookkeeping and will provide EB PREC-related financial statements on request, usually available one month a er the close of a month. This will allow EB PREC to best manage and forecast its financial situa_on as informed by partnerships with the Law Center. Amending this agreement: This agreement may be amended by agreement of both par_es. The above is agreed to on behalf of EB PREC by: _________________________ Date: _______ Noni Session, Execu_ve Director The above is agreed to on behalf of the Law Center by: _________________________ Date: ________ Chris Ti_le, Execu_ve Secretary Noni Session (Apr 20, 2022 10:49 PDT) Noni Session Apr 20, 2022 Apr 20, 2022 Development Agreement #4 between SELC and EBPREC_4.20.2022 Final Audit Report 2022-04-20 Created: 2022-04-20 By: East Bay PREC (info@ebprec.org) Status: Signed Transaction ID: CBJCHBCAABAAAi_RONrA_-94lWSNTLyRHEkWiHc4jRsI "Development Agreement #4 between SELC and EBPREC_4.20 .2022" History Document created by East Bay PREC (info@ebprec.org) 2022-04-20 - 5:03:04 PM GMT- IP address: 71.198.42.223 Document emailed to Noni Session (noni@ebprec.org) for signature 2022-04-20 - 5:04:46 PM GMT Document emailed to Chris Tittle (chris@theselc.org) for signature 2022-04-20 - 5:04:46 PM GMT Email viewed by Chris Tittle (chris@theselc.org) 2022-04-20 - 5:04:48 PM GMT- IP address: 74.125.216.206 Email viewed by Noni Session (noni@ebprec.org) 2022-04-20 - 5:25:51 PM GMT- IP address: 104.28.123.69 Document e-signed by Noni Session (noni@ebprec.org) Signature Date: 2022-04-20 - 5:49:05 PM GMT - Time Source: server- IP address: 50.0.146.171 Document e-signed by Chris Tittle (chris@theselc.org) Signature Date: 2022-04-20 - 7:03:27 PM GMT - Time Source: server- IP address: 73.131.102.213 Agreement completed. 2022-04-20 - 7:03:27 PM GMT